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                                                                    Exhibit 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 19, 1998 on the financial statements of Flip Chip Technologies, LLC as of September 30, 1998 incorporated by reference in the Form 10-K of Kulicke & Soffa Industries, Inc. for the year ended September 30, 1999 and to all references to our firm included in this registration statement. It should be noted that we have not audited any financial statements of Flip Chip Technologies, LLC subsequent to September 30, 1998 or performed any audit procedures subsequent to the date of our report.

                              /s/ Arthur Andersen LLP

Phoenix, Arizona
May 17, 2000